Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “BALANCED PHARMA INCORPORATED”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2022, AT 11:54 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3577239 8100 SR# 20220258021	Authentication: 202491893 Date: 01-26-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 01/26/2022
FILED 11:54 AM 01/26/2022	FIRST AMENDED AND RESTATED
SR 20220258021 - File Number 3577239	CERTIFICATE OF INCORPORATION

OF

BALANCED PHARMA INCORPORATED

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Balanced Pharma Incorporated, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.            That the name of this corporation is Balanced Pharma Incorporated, and that this corporation was originally incorporated pursuant to the General Corporation Law on September 1, 2020.

2.          That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is Balanced Pharma Incorporated (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent is Corporation Service Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”).

Upon the effective date of the filing of this First Amended and Restated Certificate of Incorporation, all of the shares of Common Stock issued and outstanding immediately prior to the time this First Amended and Restated Certificate of Incorporation becomes effective shall be automatically reclassified and changed (without any further act) with the result that each one (1) issued and outstanding share of Common Stock shall be split into and shall become two thousand (2,000) shares of Common Stock (such reclassification and change hereinafter referred to as the “Stock Split”). Each stock certificate that immediately prior to the Stock Split represented shares of Common Stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided as set forth in the foregoing sentence.

FIFTH: The number of Directors of the Corporation may be fixed by the Bylaws.

SIXTH: The Board of Directors of the Corporation has the power to adopt, amend or repeal the Bylaws of the Corporation.

SEVENTH: Elections of directors may be, but are not required to be, by written ballot.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or any successor provision, (d) for any transaction from which such director derived an improper personal benefit, or (e) acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, if the Delaware General Corporation Law is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

This provision shall not affect any provision permitted under the Delaware General Corporation Law in the Certificate of Incorporation, Bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

* * *

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3.            That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.            That this First Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, this First Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 26th day of January , 2022.

By:	/s/ John Scott Keadle
John Scott Keadle
President

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BALANCED PHARMA INCORPORATED”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 2020, AT 8:43 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3577239 8100 SR# 20208636465	Authentication: 204344886 Date: 12-16-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:43 AM 12/14/2020
STATE OF DELAWARE	FILED 08:43 AM 12/14/2020
CERTIFICATE OF AMENDMENT	SR 20208636465 - File Number 3577239

OF

CERTIFICATE OF INCORPORATION

Balanced Pharma Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Balanced Pharma Incorporated and the Corporation was originally incorporated pursuant to the Delaware General Corporation Law (the “DGCL”) on September 1, 2020.

SECOND: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment of the Certificate of Incorporation (as set forth below), declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consent, authorization and approval:

1.     Article 4 of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The total number of shares which the Corporation shall have authority to issue is twelve thousand (12,000) shares of Common Stock, $0,001 par value per share”

THIRD: Pursuant to a resolution of the Corporation’s Board of Directors, this Certificate of Amendment has been submitted and consented to and authorized by the holders of all of the issued and outstanding capital stock entitled to vote by written consent given in accordance with the provisions of Sections 228 and 242 of the DGCL.

FOURTH: This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

[Signature Page to Follow]

[Signature Page to Certificate of Amendment]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of December 9 , 2020.

BALANCED PHARMA INCORPORATED

By:	/s/ John Scott Keadle
John Scott Keadle
President

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “BALANCED PHARMA INCORPORATED”, FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 2020, AT 10:24 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3577239 8100 SR# 20207043744	Authentication: 203579073 Date: 09-01-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
“Division of Corporations
Delivered 10:24 AM 09/01/2020
FILED 10:24 AM 09/01/2020	STATE OF DELAWARE
SR 20207043744 - FlieNumber 3577239	CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is Balanced Pharma Incorporated

2.	The Registered Office of the corporation in the State of Delaware is located at 251 Little Falls Drive (street), in

the City of Wilmington                   , County of New castle                Zip Code 19808. The name of the Registered Agent at such address upon whom process against this corporation may be served is Corporation Service Company

3.	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General

Corporation Law of Delaware.

4.	The total amount of stock this corporation is authorized to issue is 10,000 (ten thousand) shares (number of authorized shares) with a

par value of $0.001                per share.

5.	The name and mailing address of the incorporator are as follows:

Name John Scott Keadle

Mailing Address 18204 Mainsail Pointe

Cornelius, NC   Zip Code 28031

By:	/s/ John Scott Keadle
Incorporator
Name:	John Scott Keadle
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